UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PUTNAM SUSTAINABLE LEADERS FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

One Franklin Parkway San Mateo, CA 94403 franklintempleton.com

September XX, 2026

Your Vote is Important: Vote your Putnam Sustainable Leaders Fund Proxy Now

Meeting Date: October 8, 2026

Dear Valued Shareholder:

Putnam Sustainable Leaders Fund is proposing an amended and restated management contract in connection with repositioning the fund as a mid-cap equity fund. This change requires shareholder approval, so please vote your proxy now.

According to our records, you were sent the proxy materials in August, but we still haven’t received your vote. Your vote is important and you can cast your vote using one of the following options listed below. Remember, by casting your proxy vote now, you will ensure that your shares are represented, and EQ Fund Solutions (EQFS), the fund’s proxy agent, will not need to contact you further about the proposal.

•	Online: Visit the website indicated on the proxy card.
•

Phone: Call (800) 290-6432. A proxy representative can record your voting instructions during the call. Hours of operation are Monday to Friday, 9:00 a.m. to 10:00 p.m., and Saturday, 10:00 a.m. to 6:00 p.m., Eastern Time.

•	Mail: Sign, date and return the enclosed proxy card in the postage-paid envelope provided.

For more information on the proposal, refer to the proxy statement previously mailed in August or access it at vote.proxyonline.com/franklin/docs.

If you have any questions, please contact EQFS, at (800) 290-6432.

Sincerely,

Robert L. Reynolds	Barbara M. Baumann

President	Chair

The Putnam Funds	Board of Trustees

The Putnam Funds